INSTRUMENT OF OPTION ASSUMPTION

          INNOVUS CORPORATION, a Delaware corporation, hereby irrevocably assumes and agrees to perform each and every Option Agreement dated as of August 4, 1998 between Intermark Corporation, a California corproation ("Intermark") and each of the respective persons listed on Exhibit A (each an "Optionee"), representing all of the outstanding options to purchase Common Stock, without par value, of Intermark ("Intermark Common Stock"), and agrees to be bound by and perform the terms and conditions thereof, with the adjustments and substitutions as follows:
          1. Shares of Innovus Series H Preferred Stock ("Innovus Shares") are hereby substituted for Intermark Common Stock in a number of
     0.02357625872407 per one (1) share of Intermark Common Stock, rounded to the nearest whole share.

          2. The exercise price per Innovus Share shall be the result of dividing the exercise price per share of Intermark Common Stock by 0.02357625872407, rounded to the nearest whole cent.

          3. In accordance with the foregoing terms, each Option Agreement shall continue in full force and effect in accordance with its terms and be and become a binding and enforceable agreement between the Optionee and Innovus.

          IN WITNESS WHEREOF, this Option Assumption has been executed this 4th day of August, 1998 by a duly authorized officer.


                            INNOVUS CORPORATION


                            By:   DAVID MOCK
                                  ----------------------------
                                  David Mock,
                                  Chief Financial Officer
                                  and Chairman of the Board

     ACCEPTED ON BEHALF OF THE OPTIONEES:

     By:  TOM HEMINGWAY
          ----------------------------------
          Tom Hemingway, Attorney-in-Fact


                                  EXHIBIT A
     Tom Hemingway
     James Budd
     Dick Hutt
     Nick Yocca
     David Lyons
     Terry Murphy
     Greg Clark